EXHIBIT 23.5
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                                        [GRAPHIC OMITTED]
                     [LOGO -- ELK VALLEY COAL] Elk Valley Coal Corporation
                              Resourceful      Suite 1000, 205 - 9th Avenue S.E.
                              Responsive       Calgary, Alberta, Canada T2G 0R3
                              Reliable
                                               Telephone: (403) 260-9000
                                               Facsimile: (403) 264-7339
                                               Website:  www.elkvalleycoal.ca


January 23, 2007



United States Securities and Exchange Commission

Dear Sirs:

RE:      TECK COMINCO LIMITED
         CONSENT OF EXPERT

I hereby consent to the use of my name and references to my involvement in the preparation of the mineral reserve and mineral resource estimates for Elkview, Fording River, Greenhills, Coal Mountain, Line Creek and Cardinal River (the "Estimates") in the following instances:

         (a) In Teck Cominco  Limited's Annual  Information Form dated March 1,
         2006  (the   "AIF")   under  the   heading   "MINERAL   RESERVES   AND
         RESOURCES--Mineral Reserves at December 31, 2005"; and

         (b)  In  the   AIF   under   the   heading   "MINERAL   RESERVES   AND
         RESOURCES--Mineral Resources at December 31, 2005".

and to the inclusion or incorporation by reference of information derived from the Estimates in the registration statement on Form S-8 of Teck Cominco Limited ("the Registration Statement").

I also consent to the references to us under the heading "Interest of Named Experts and Counsel" in the Registration Statement.


Yours truly,



/s/ Colin McKenny, P. Geol.
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Colin McKenny, P. Geol.